Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3
Nos. 33-54093, 33-52281, 33-59791, 33-68760, 33-62903, 33-63663, 333-12439, 333-20803, 333-21143, 333-27155, 333-32065, 333-37992, 333-42575, 333-44549, 333-46628, 333-48474, 333-49442, 333-50338, 333-51201, 333-56088, 333-68949, 333-57364, 333-68989, 333-75554, 333-82741, 333-83741, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386, 333-157459, 333-172554, 333-172555, 333-172562, 333-186425, 333-191056, and 333-192302

• Form S-8	Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683 and 333-181647

of Citigroup Inc. of our reports dated February 25, 2015, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2014 and 2013, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and Citigroup’s effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 Annual Report on Form 10-K of Citigroup.

/s/ KPMG LLP
New York, New York
February 25, 2015